PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of the “Effective Date” set forth in Section 9.11 hereof by and between GARY COPPOLA (the “Seller”), and ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Buyer”).

W I T N E S S E T H :

WHEREAS, the Seller is the owner of four parcels of land consisting of approximately 262 gross acres, known as “Crystal Bay”, located west of Indian River in Brevard County, Florida, which is more particularly described on Exhibit A attached hereto and made a part hereof by reference as if fully set forth herein (“Land”);

WHEREAS, the Brevard County Property Appraisers property tax folio numbers relating to the Land (subject to verification and confirmation by Seller and Buyer) are as follows:

Parcel Id:	30-38-10-00-00007.0-0000.00 - Account Number – 3005188
Parcel Id:	30-38-03-00-00500.0-0000.00 - Account Number – 3001287
Parcel Id:	30-38-03-00-00771.0-0000.00 - Account Number – 3001304
Parcel Id:	30-38-03-00-00503.0-0000.00 - Account Number – 3009595

WHEREAS, Buyer desires to purchase the Land from Seller upon the terms and conditions as set forth in this Agreement;

WHEREAS, Buyer intends to develop and use the Land for a manufactured home community consisting of approximately five hundred thirty-three (533) single-family residential lots (hereinafter sometimes also referred to as the “Intended Use”); and

WHEREAS, Seller desires to sell the Land to Buyer upon the terms and conditions as set forth in this Agreement.

NOW, THEREFORE, for and in consideration of Ten and no/l00ths Dollars ($10.00), the Purchase Price hereinafter set forth and the mutual covenants and under takings herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. SALE AND PURCHASE

1.1 Agreement to Sell and Convey. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all of Land, together with (i) any and all improvements that may situate thereon, (ii) all and singular the rights, easements and appurtenances pertaining thereto, (iii) all permits, approvals, entitlements, vested rights, density allocations, authorizations and licenses relating to, benefiting or affecting any such property for the development of approximately five hundred thirty-three residential lots, and (iv) such other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned or conveyed by Seller to Buyer. The Land, together with the improvements, rights, interests and other properties described above, are collectively called the “Property.”

1.2 Deposit Payment. As part of the consideration for this Agreement, Buyer has delivered the sum of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) (the “Deposit”) to Hill, Ward & Henderson, P.A., 101 East Kennedy Boulevard, Bank of America, Suite 3700, Tampa, Florida 33602, which firm shall serve as the “Escrow Agent” pursuant to the terms of this Agreement. The Deposit shall serve as part of the consideration for Buyer’s right and ability to purchase the Property, and, in the event that the Closing is not held on the scheduled Closing Date, Escrow Agent shall deliver the Deposit to Buyer or Seller, as the case may be, in accordance with the provisions of this Agreement. Otherwise, the Deposit shall be delivered to Seller at Closing by Escrow Agent. The Deposit shall be placed in an interest bearing account at Bank of America, N.A. located in Tampa, Florida (“Bank of America”), and all interest earned on the Deposit shall be deemed to be a part of the Deposit.

An additional Deposit in the amount of One Hundred Twenty-Five Thousand and No/l00ths Dollars ($125,000.00) shall be due and payable by Buyer within two (2) days after the expiration of the Investigation Period and provided that Buyer does not elect to terminate this Agreement pursuant to the terms set forth in Section 1.4 hereof. Buyer acknowledges that One Hundred Thousand and No/100ths Dollars ($100,000.00) of the additional Deposit shall be paid to Escrow Agent, who shall then promptly deposit the funds into the same interest bearing account established for the initial Deposit. The remaining Twenty-Five Thousand and No/l00ths Dollars ($25,000.00) of such additional Deposit shall be delivered by Buyer directly to Seller and, while still considered to be a part of the Deposit, shall not be held by Escrow Agent.

Seller and Buyer acknowledge and are aware that the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage for deposited funds applies only to a maximum amount for each individual depositor. Seller and Buyer further acknowledge and agree that the Escrow Agent assumes no responsibility or liability whatsoever for, nor will they hold the Escrow Agent responsible or liable for, any loss which arises from the fact that the amount of the Earnest Money Deposit funds in the special-interest bearing escrow account established by the Escrow Agent will exceed $100,000.00 and that such excess amount in the account will not be insured by the FDIC.

Buyer agrees to furnish an appropriate Form W-9 to the Escrow Agent simultaneously with the delivery of the initial Earnest Money Deposit so that the Escrow Agent can properly establish the above-referenced interest-bearing account at the depository institution.

1.3 Purchase Price. The purchase price for the Property (the “Purchase Price”) to be paid by Buyer to Seller shall be Thirteen Million Five Hundred Thousand and No/100th Dollars. ($13,500,000.00) The Purchase Price shall be payable at Closing by wire-transfer of readily available federal funds, in the full amount of the Purchase Price, subject to Closing prorations and adjustments as hereinafter set forth and the “holdback” provisions set forth in Section 1.8 hereof. Subject to the provisions of Section 1.7 hereof, Buyer shall receive a credit for the Deposit against the cash due at Closing in the manner set forth above in Section 1.2.

1.4 Investigation Period. Seller acknowledges that to enable Buyer to proceed with this transaction Buyer may undertake or cause to have undertaken certain tests and studies, including by way of illustration but not limitation (i) marketing studies, (ii) investigations relating to land use, permitting, zoning and entitlements, (iii) soil tests and (iv) engineering and environmental studies (hereinafter collectively referred to as “Test and Studies”) in which to determine whether, in Buyer’s sole discretion, it would be feasible, economically or otherwise, to go forward with Buyer’s acquisition of the Property. Buyer shall have until 11:59 P.M. on December 10, 2004 (herein, the “Investigation Period”), in which to undertake any Tests and Studies that Buyer, in its sole discretion, deems necessary to determine the feasibility of its acquisition. Seller agrees to cooperate in connection with the foregoing and agrees that Buyer, its agents, employees, representatives, or contractors shall be provided access promptly, upon request, to such information (but only to the extent that such information is currently in Seller’s actual possession) as shall be reasonably necessary to examine the Property and the condition thereof. In this regard, Seller has delivered to Buyer any and all reports and studies that it has in its possession relating to the Property including but not limited to any and all surveys, title insurance reports, engineering reports, environmental reports and soil tests.

Seller covenants that it has previously delivered to Buyer full, complete and legible copies of the following materials relative to the Property:

(a) The latest title insurance policy, together with all exception matters listed therein;

(b) The latest survey of the Property;

(c) Any and all inspection reports, soil test results, environmental audits, engineering studies and all other reports and studies of a similar nature relating to the Property which are in the possession of Seller.

If for any reason whatsoever, or for no reason, between the date hereof and the end of the Investigation Period, Buyer elects not to proceed with the transaction contemplated herein, Buyer may cancel this Agreement in which event it shall be of no further force and effect upon either party by notifying Seller and Escrow Agent of such election, and Escrow Agent shall deliver the Deposit, less the Expenses (which are defined in Section 1.7 hereof and which shall be paid from the Deposit as set forth in Section 1.7 hereof), to Buyer promptly thereafter. A failure to so notify Seller and Escrow Agent within the Investigation Period shall be deemed as notice to Seller that Buyer has elected to proceed with the transaction contemplated hereby. In this regard, it is expressly acknowledged by Buyer that the Deposit stands as consideration paid to Seller for Seller’s taking the Property off the market and is non-refundable to Buyer unless otherwise expressly stated in this Agreement.

Seller agrees that Buyer and its agents, contractors or employees shall have the right to enter upon the Property for the purpose of performing its Tests and Studies, provided said activities shall not in any way damage or harm the Property. Buyer agrees to indemnify and to save and hold harmless Seller of and from any and all liability, costs, claims and expenses, directly or indirectly, incurred or sustained by Seller in connection with the Tests and Studies and the other inspection activities permitted under this Section. Buyer shall not permit any mechanics’ lien to be attached to the Property as a result of its Tests and Studies and shall promptly restore the Property if it is in any way disturbed as a result of the Tests and Studies or any other activities performed on the Property in connection with Buyer’s inspection thereof.

1.5 Closing Date. Subject to the terms and conditions of this Agreement, the acquisition of the Property shall take place in the offices of the Escrow Agent (or such other location as may be mutually agreeable to Buyer and Seller). The Closing shall occur on January 6, 2005, unless an earlier date is agreed upon by both Seller and Buyer.

The closing of Buyer’s purchase of the Property is herein sometimes referred to as the “Closing”, and the date of the Closing is herein sometimes referred to as the “Closing Date”.

1.6 Authorization Letter. It may be necessary for Buyer to initiate appropriate applications for various approvals, permits and authorizations, with respect to the Property (collectively the “Approvals”) in order to permit Buyer’s development and use of the Property for the Intended Use.

Concurrently with the execution of this Agreement, Seller shall execute an authorization letter in the form of Exhibit B attached hereto and made a part hereof, which authorizes Buyer, at Buyer’s sole expense, to apply for and obtain all such Approvals.

1.7 Engineering and Surveying Services and Expenses. Buyer, with Seller’s cooperation, shall engage the services of Culpepper and Terpening, 2980 South 25th Street, Fort Pierce, Florida 34981, or such other engineering firm as may be selected by Buyer and approved by Seller (the “Engineer”), and shall also engage the services of Llovaras, Baur and Stevens, 29228 U.S. Highway 19 North, Clearwater, Florida 33761, or such other surveying company as may be selected by Buyer and approved by Seller (the “Surveyor”) to provide (i) engineering and surveying services necessary to obtain both Brevard County and Department of Environmental Protection approvals and clearances for the subdivision, platting and development of approximately 533 building lots on the Property (the “Intended Use”) and (ii) other due diligence work and materials for Buyer, which will be required in order for Buyer to properly evaluate the Property for its Intended Use and proceed to Closing (subsections (i) and (ii) being referred to, collectively, as the “Work”).

Buyer covenants and agrees with Seller that Buyer shall be fully responsible for the prompt and complete payment of all costs and expenses incurred with the Engineer and the Surveyor in connection with the Work (all such costs and expenses being hereinafter referred to, collectively, as the “Expenses”). Before engaging the Engineer and/or the Surveyor to perform any of the Work, Buyer shall instruct both the Engineer and Surveyor to submit all invoices for the Expenses directly to Buyer with copies to Seller and Escrow Agent. Buyer agrees to pay all such invoices in a prompt and timely manner and to furnish proof of such payment to both Seller and Escrow Agent. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood that under no circumstances shall any portion of the Deposit be returned to Buyer if Buyer is otherwise entitled to the Deposit pursuant to the terms and conditions of this

Agreement unless and until Seller has received satisfactory evidence from both the Engineer and the Surveyor that all of the Work has been completed and all Expenses have been paid in full. In the event evidence of such payment has not been received by Seller as of the date of closing, that portion of the Deposit equal in amount to the sum of the unpaid Expenses shall be retained by Escrow Agent for the payment of the unpaid Expenses and shall not be applied as a credit against the Purchase Price. In such event Buyer hereby authorizes Escrow Agent to pay the Expenses from the Deposit in order to assure Seller that all of the Expenses associated with the Work will be paid by Buyer and shall not become the responsibility of Seller.

Although it is understood that the Engineer and the Surveyor may be paid from the Deposit to the extent that the Expenses are not paid directly by Buyer, it is expressly understood that Buyer will cause the full Deposit of $125,000.00 to be remitted to Seller at Closing as part of the Purchase Price less and except only that portion of the Deposit, i.e. $25,000.00, which will have been paid directly to Seller pursuant to the terms of Section 1.2 hereof.

Notwithstanding anything in this Agreement to the contrary, it is understood that, in the event Buyer terminates this Agreement prior to Closing, it will nonetheless cause the Work of both the Engineer and the Surveyor, as contemplated by the scope of the Work set forth in existing contracts with the Engineer and the Surveyor, to continue to completion, and Buyer shall remain responsible for the full and complete payment of such Work by the Engineer and the Surveyor.

All work-product and materials produced as a result of or associated with the Work shall be the sole property of Seller in the event the Agreement is terminated for any reason other than a default by Seller. Conversely, once the Closing occurs, all work-product and materials produced as a result of or associated with the Work shall be the sole property of Buyer.

1.8 Purchase Price Holdback. At the Closing, ten percent (10%) of the Purchase Price (the “Holdback Amount”) shall be held in escrow by the Escrow Agent until Buyer obtains both the Brevard County and State of Florida Department of Environmental Protection sewer permits for the Intended Use, in final and non-appealable form (collectively, the “Sewer Permits”) and issued in the name of Buyer. The Holdback Amount shall be deposited in a special interest bearing trust account at Bank of America, and all interest earned on the account shall inure to the benefit of Seller.

Buyer agrees to diligently process the Sewer Permits in good faith and in a commercially reasonable manner. At such time as the Sewer Permits are obtained, Buyer will authorize Escrow Agent to release the Holdback Amount and deliver the same to Seller promptly thereafter. However, if the Sewer Permits have not been obtained within nine (9) months after the Closing Date, one-third (1/3rd) of the Holdback Amount shall be released by the Escrow Agent and paid to Buyer. Likewise, if the Sewer Permits have not been obtained within twelve (12) months after the Closing Date, another one-third (1/3rd) of the Holdback Amount shall be released by the Escrow Agent and paid to Buyer. Finally, if the Sewer Permits have not been obtained within fifteen (15) months after the Closing Date, the final one-third (1/3rd) of the Holdback Amount shall be released by the Escrow Agent and paid to Buyer. Buyer understands and agrees that time is of the essence and shall prepare, apply and process the Sewer Permits in an expeditious manner.

Notwithstanding anything contained in this Section 1.8 to the contrary, if either or both of the Sewer Permits are issued prior to Closing in the name of Seller, Seller shall assign to Buyer at Closing any and all right, title and interest in such Sewer Permits and shall cause the same to be re-issued in the name of Buyer by the Closing Date.

1.9 Conditions Precedent. In addition to the other provisions of this Agreement, Buyer’s obligation to consummate the transaction contemplated by this Agreement are conditioned upon the following conditions precedent having been met to the satisfaction of Buyer as of the Closing Date, and, to the extent such conditions are not satisfied by such date, Buyer shall have the right to terminate this Agreement and receive the full refund of its Deposit less and except any Expenses which may be owed in connection with the Work or, alternatively, to waive such conditions and proceed to Closing as herein provided:

(a) Seller has represented to Buyer that the miscellaneous permits listed on Exhibit C attached hereto and made a part hereof by reference as fully set forth herein are in full force and effect as of the Effective Date of this Agreement. All of these permits, together with the permits listed on Exhibit D and any and all other permits relating to and benefiting the Property must remain in full force and effect during the term of this Agreement and must be in full force and effect as of the Closing Date. All of the permits listed on Exhibits C and D and any and all other permits which may relate to or benefit the Property are sometimes referred to herein, collectively, as the “Permits”.

(b) The permit referenced on Exhibit D attached hereto and made a part hereof by reference as fully set forth herein must be issued in accordance with Exhibit D and must be in full force and effect as of the Closing Date.

(c) Seller must cause all of the Permits to be assigned and transferred to Buyer so that, once Closing occurs and Buyer acquires title to the Property, all issuing agencies and authorities involved with the Permits will re-issue them in Buyer’s name so that Buyer may recognize the full use and enjoyment of the Permits. In this regard, Seller must cause all steps to be taken by itself and/or Ms. Anita Cragg, individually and as Trustee, and/or any and all other parties, if any, in whose name the Permits may be issued so that the Permits can and will be re-issued in the name of Buyer. Seller agrees to cooperate with Buyer in this regard and to cause to be executed all documentation required by the issuing agencies/authorities in order to effectuate the provisions of this subsection.

(d) All warranties and representations of Seller contained in this Agreement must be true and correct in all material respects as of the Closing Date.

(e) Seller has disclosed to Buyer that Signature Quality Homes, Inc., a Florida corporation (“Signature”), currently holds certain rights to purchase and develop the Property as evidenced by the Agreement between Seller and Signature dated February 6, 2004, a copy of which is attached hereto as Exhibit E and made a part hereof by referenced as fully set forth herein (the “Signature Agreement”).

Buyer intends to enter into a contractual arrangement with Signature (the “Signature Contract”) wherein Signature will agree, on the Closing Date, to either, in Buyer’s sole and absolute discretion (A) assign the entirety of its rights to purchase and develop the Property to Buyer or (B) terminate all such rights by means of a termination agreement, all in a manner acceptable to Buyer. In addition, Ms. Anita Cragg, as Trustee, must join in the execution of the Signature Contract in her capacity as Trustee in order to contractually obligate herself to assign to Buyer any and all right, title and interest which she may have in and to the Permits and to undertake all actions deemed necessary by Buyer to cause the issuing agencies and authorities involved with the Permits to reissue them in Buyer’s name.

Seller agrees that it will comply with the terms of the Signature Agreement in all respects including, without limitation, the terms and provisions of Section 2C thereof. It is further agreed by Seller that (1) a default by Seller under the Signature Agreement shall constitute a default by Seller under this Agreement and (2) a default under the Signature Contract by any party to the Signature Contract other than Buyer shall constitute an event of default by Seller under this Agreement.

It is expressly understood and agreed that the Closing of this Agreement and the closing of the Signature Contract must occur simultaneously. If, for any reason whatsoever, the Closing hereunder and the consummation of the Signature Contract fail to occur simultaneously on terms and conditions satisfactory to Buyer, in the exercise of Buyer’s sole and absolute discretion, Buyer, in addition to any and all other rights and remedies available to it under this Agreement, shall have the right to terminate this Agreement and receive the full refund of its Deposit less and except any Expenses which may be owed in connection with the Work.

It is furthermore agreed that, in the event of a default under the Signature Contract entitling Buyer to exercise its rights and remedies thereunder, the Closing of this Agreement shall be extended at Buyer’s option in order to allow Buyer sufficient time to cause the closing of the Signature Contract and the Closing of this Agreement to occur simultaneously.

II. TITLE REQUIREMENTS, SURVEY AND PERMITTED EXCEPTIONS

2.1 Title Evidence. Within five(5) business days after the Effective Date, Buyer, at Buyer’s expense, shall obtain an ALTA Owner’s Policy Form B-1970 (rev. 10-17-70 and 10-17-84) commitment for title insurance covering the Property and issued by a title insurance company acceptable to Buyer (the “Title Company”), which commitment (the “Title Commitment”) shall agree to issue to Buyer, upon the Closing, a title insurance policy insuring the Property without exception for any matters other than the Permitted Exceptions as hereinafter set forth in Section 2.4, together with any promulgated endorsements as may be requested by Buyer. Legible copies of all documents referred to as exceptions to title in the Title Commitment must be delivered to Buyer at the time the Title Commitment is delivered.

2.2 Survey. Within five (5) days after the Effective Date and unless Buyer has otherwise terminated this Agreement pursuant to Section 1.4 hereof, Buyer, at Buyer’s expense, shall obtain a current boundary survey of the Property (the “Survey”) and shall deliver a copy to Seller promptly thereafter.

Prior to the Closing, Buyer, at Buyer’s expense, may elect to have the Survey recertified in order to cause the certification date to be closer to the Closing Date, and any subsequent change from the required Survey that may appear in the recertified Survey, other than the certificate date, shall be subject to the curative terms and provisions of Section 2.3 hereof.

2.3 Cure of Title Defects. In the event that any exceptions appear in the Title Commitment or any matters appears on the Survey which are unacceptable to Buyer, Buyer shall, within seven (7) business days after the Effective Date, shall notify Seller in writing of such fact and the reasons therefore (the “Title Notice”). In addition, in the event the Survey shows any encroachments of any improvements upon, from or onto the Property or in the event the Survey depicts any overlaps, strips or gores or in the event the Survey shows any other matters which are not acceptable to Buyer, the same shall be deemed to be a title defect and shall be treated as an objection to title by Buyer under this Section 2.3. If no Title Notice is delivered by Buyer to Seller within the aforesaid period, Buyer shall be deemed to have accepted all exceptions to title shown on the Title Commitment and all matters depicted on the Survey, and such exceptions and matters shall be deemed to be “Permitted Exceptions” as used hereunder. If a Title Notice is delivered by Buyer to Seller within the permitted time period, Seller, within five (5) business days after receipt of Title Notice, shall notify Buyer whether it intends to attempt to cure the matter of which the Title Notice has been given or whether it elects not to cure any such matter(s) (“Seller’s Notice”). In the event Seller elects to attempt to cure any matter(s) referenced in the Title Notice, Seller shall have ten (10) business days after delivery of Seller’s Notice in which to do so (the “Curative Period”). Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate, modify or cure such unacceptable exceptions and matters except for monetary liens which liens Seller shall remove of record no later than Closing. In the event Seller is unable or unwilling to eliminate or modify such unacceptable title exceptions (other than the aforesaid monetary liens which Seller shall be obligated to remove), Buyer, as its sole and exclusive remedies, may, within three (3) business days after receipt of Seller’s Notice in the event Seller elects not to cure the matter(s) referenced in the Title Notice or within three (3) business days after the expiration of the Curative Period in the event Seller elects to cure but is unsuccessful in curing the defects(s) of which proper notice has been given, but in no event later than the Closing Date (i) terminate this Agreement by notice in writing to Seller or (ii) accept such title as Seller can deliver and any matters shown on the Title Commitment shall be included in the term “Permitted Exceptions”. If Buyer fails to respond within such three (3) business days, Buyer shall be deemed to have terminated this Agreement. In the event of such termination, the parties shall have no further rights or obligations hereunder, and the Deposit shall be returned to Buyer once all of the Expenses associated with the Work have been paid in full.

Within five (5) business days prior to Closing, Buyer may update the Title Commitment (the “Updated Title Commitment”), and deliver a copy thereof, together with copies of any new title matters, to Seller. If the Updated Title Commitment reflects any exceptions to the title other than the Permitted Exceptions and any matters which (i) are otherwise contemplated by this Agreement or (ii) are created as a result of the act or omission of Buyer, Buyer shall notify Seller of any such exceptions, and Seller shall use its best efforts to cure the matters of which the notice has been given prior to Closing. In the event Seller is unable to cure any such matter after its good faith efforts to do so and within ten (10) days after its receipt of such notice (with the Closing Date extended to allow the full running of such 10-day period), Buyer may either terminate this Agreement by notice in writing to Seller, exercise Buyer’s remedies if such new matters would be deemed a default by Seller under this Agreement or accept such title as Seller can deliver, and any matters shown on the updated Title Commitment shall be deemed to be “Permitted Exceptions.” In the event of any such termination, the parties shall have no further rights or obligations hereunder, and the Deposit shall be returned to Buyer once all of the Expenses associated with the Work has been paid in full.

It is specifically understood and agreed that Buyer hereby objects to and will require the removal, correction or deletion of all standard exceptions set forth in the Title Commitment, and any gap, overlap, boundary dispute, hiatus or encroachment identified on the Survey which affects the Property or any adjacent properties.

2.4 Permitted Exceptions. The Property shall be conveyed to Buyer subject to no liens, charges, encumbrances, easements, restrictions, exceptions or reservations of any kind or character other than the following exceptions (the “Permitted Exceptions”):

(a) Ad valorem taxes not yet due and payable for the year of Closing and subsequent years;

(b) Zoning ordinances and, all other laws, rules, regulations and ordinances, of any governmental authorities having jurisdiction over the Property; and

(c) Any easements, restrictions or other matters which may be waived by Buyer pursuant to Section 2.3 hereof.

II. PROVISIONS WITH RESPECT TO CLOSING

3.1 Possession. Full and exclusive possession of the Property shall be granted by Seller to Buyer no later than the Closing Date.

3.2 Seller’s Obligations at Closing. At Closing, Seller shall do the following:

(a) Execute, acknowledge and deliver to Buyer a special warranty deed (the “Deed”) conveying the Property to Buyer, subject only to the Permitted Exceptions, which shall be in statutory form for recording;

(b) Cause to be furnished and delivered to Buyer, at Buyer’s expense, the owner’s title insurance policy described in Section 2.1 hereof insuring fee simple title to the Property in a face amount equal to the Purchase Price;

(c) Execute and deliver to Buyer a construction lien and possession affidavit in sufficient form and substance so as to allow the Title Company to remove the mechanic’s lien exception and parties-in-possession exceptions from the title policy;

(d) Execute and deliver to Buyer a closing statement setting forth the financial terms of the transaction contemplated by this Agreement (the “Closing Statement”);

(e) Execute and deliver to Buyer a bill of sale for all personal property, if any, being transferred to Buyer, free and clear of all encumbrances;

(f) Execute and deliver to Buyer an assignment and transfer of any and all permits, approvals, licenses, authorizations, vested rights, density allocations and entitlements relating to, benefiting or affecting the Property;

(g) Furnish to Buyer a UCC-11 search from the Secretary of State of the State of Florida evidencing that there are no financing statements affecting the Property;

(h) Deliver to Buyer all other documents as may be required by the Title Company in order to insure title to the Property and by the terms and provisions of this Agreement; and

(i) Cause to be executed any and all documents contemplated pursuant to the provisions of Section 1.9(c) above.

3.3 Buyer’s Obligations at Closing. Contemporaneously with the performance by Seller of its obligations set forth in Section 3.2 above, Buyer shall:

(a) Deliver to Seller the Purchase Price as set forth in Section 1.3; subject, however, to the provisions of Section 1.8 hereof, if applicable;

(b) Execute and deliver to Seller a duplicate original of the Closing Statement;

(c) Execute and deliver all other documents as may be required by the Title Company in order to insure title to the Property and by the terms and provisions of this Agreement; and

(d) Cause its legal counsel to prepare all of the closing documents required by this Agreement, at Buyer’s expense.

3.4 Closing Costs.

(a) Seller shall pay its attorneys’ fees in connection with the Closing.

(b) Buyer shall pay the following costs and expenses in connection with Closing:

(i) Recording fees in connection with the Deed;

(ii) All documentary stamps in connection with the conveyance of the Property;

(iii) The cost of the Survey;

(iv) The premium payable for the owner’s policy of title insurance and any associated endorsements; and

(v) The cost of document preparation as contemplated by Section 3.3(d) above and its attorneys’ fees.

3.5 Property Tax Prorations. City, state and county ad valorem taxes and assessments for the calendar year of the Closing shall be prorated between Seller and Buyer as of midnight of the day immediately preceding the Closing Date based upon the ad valorem tax bill for the Property for such year.

Any prorations favoring Buyer shall reduce the cash payable by Buyer at the Closing, and such prorations favoring Seller shall increase the cash payable by Buyer at the Closing.

IV. COVENANTS, WARRANTIES AND REPRESENTATIONS

4.1 Seller expressly covenants, warrants and represents to Buyer the following matters:

(a) Adverse Information. Seller has received no written notice of any change contemplated in any applicable laws, ordinances, or restrictions, or of any judicial or administrative action or of any action by adjacent landowners, which would prevent or adversely affect the Intended Use of the Property.

(b) Compliance With Laws. Seller has received no written notice addressed to it of any violation of any applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Property.

(c) Rights of Acquisition. Except as set forth in Section 1.9(e) above, no other person, firm, corporation or other entity has any right or option to acquire the Property or any portion thereof.

(d) Parties in Possession. There are no parties in possession of any portion of the Property, whether as lessees, tenants at sufferance, trespassers or otherwise.

(e) Operation of Property. During the period between the date hereof and the Closing, Seller agrees that it shall:

(i) Comply with the requirements of all state and municipal laws, ordinances, regulations and orders relating to the Property;

(ii) Comply with all the terms, conditions and provisions of all contractual arrangements relating to the Property, if any, and make all payments due thereunder; and

(iii) Neither negotiate nor enter into any contract affecting the use or operation of the Property which cannot be terminated without charge, cost, penalty or premium on or before Closing.

(f) Contracts. At Closing, there will be no real estate contracts, options, employment contracts, leases, contracts or agreements in existence with respect to the Property which would be binding on Buyer or the Property subsequent to Closing.

(g) No Assessments. No assessments have been made and confirmed against the Property that are unpaid (except ad valorem taxes for the current year), whether or not they have become liens, and if, at the time of Closing, the Property shall be or shall have been affected by an assessment or assessments and that are or may become payable in installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all of the unpaid installments of any such assessments, including those that are to become due and payable after Closing, shall be deemed to be due and payable and to be liens against the Property and shall be paid and discharged by Seller at Closing.

(h) Sanitary Landfill. To the knowledge of Seller, no portion of the Property has ever been used as a sanitary landfill or as a garbage dump.

(i) Environmental and Industrial Hygiene Compliance. Except for the presence of two (2) drums located on a concrete pad situate on the Property, which appears to contain diesel fuel, Seller has no other knowledge of any toxic substances, hazardous wastes, hazardous substances, or any other pollutants or dangerous substances regulated pursuant to any applicable environmental laws including, without limitation, polychlorinated biphenyls (PCB’s), oil, petroleum products and fractions, vinyl chloride, asbestos, heavy metals, radon, underground storage tanks (whether empty, filled or partially filled with any substance, regulated or otherwise), any substance or materials the presence of which on the Property is prohibited by any environmental laws or any other substance or material which requires special handling or notification of any federal, state or local governmental entity regarding collection, storage, treatment or disposal being present on the Property. Seller further represents that, except for the two (2) drums referenced above, neither Seller nor, to Seller’s knowledge, any third party has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property any of the aforementioned materials (the “Hazardous Materials”). For the purpose of this Section 4.1(i), Hazardous Materials shall also include but not be limited to substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws.

(j) Non-Homestead Property. No portion of the Property constitutes homestead property under the laws of Florida.

(k) Compliance with Zoning. Seller will not make any application to change the zoning classification of the Property or otherwise modify the zoning of the Property in any manner during the term of this Agreement.

(1) No Removal. Seller will in no way allow any timber or vegetation to be removed from the Property during the term of this Agreement. Under no circumstances shall any top-soil be removed from the Property during the term of this Agreement.

(m) Miscellaneous.

(i) There are no legal actions, suits or other legal or administrative proceedings, including condemnation or similar cases or proceedings, presently existing against the Property or against Seller’s interest therein or against any third party known to Seller affecting the Property, except for a $10,000.00 Brevard County lien which has been filed against the Property as a result of a lawn-mowing dispute between Seller and Brevard County relative to the “signage lot” at the corner of Senne Road and U.S. Highway #1. It is expressly understood and agreed that in the event Buyer is unable to settle this dispute prior to Closing so that the lien is removed from the Property by the Closing Date, Seller will, at its election, either pay the lien in its entirety at Closing so that it will be removed from the Property or cause it to be bonded off of the Property in full compliance with Florida law so that it does not appear as an exception to title in the title insurance policy which will be issued pursuant to the Title Commitment.

(ii) There are no uncured violations of Federal, state or municipal laws, ordinances, orders, regulations or requirements affecting the Property.

(iii) Seller has full authority to execute this Agreement, to comply with its terms and to consummate the transaction contemplated herein. The execution by Seller of this Agreement and the consummation by Seller of the transaction contemplated hereby do not, and will not, constitute a violation of any trust agreement or any order, rule or regulation of any court or any federal, state or municipal regulatory body or administrative agency or any other governmental body having jurisdiction over Seller or any portion of the Property. No approval or consents by third parties, or governmental authorities, are required in order for Seller to consummate the transactions contemplated hereby.

4.2 No Other Representations. No representation or inducement, whether oral or written, made prior hereto which is not included in this Agreement shall have any force or effect.

4.3 Survival of Representations and Warranties. As a condition precedent to Buyer’s obligation to purchase the Property, the covenants, representations and warranties set forth in this Article IV and elsewhere in this Agreement must be true and correct at the time of Closing, and, unless Seller shall have otherwise expressly notified Buyer in writing to the contrary, all representations, covenants and warranties of Seller contained herein shall be deemed to have been affirmed in their entirety as of the time of Closing. The covenants, representations and warranties set forth in this Article IV and elsewhere in this Agreement shall survive the Closing

V. RISK OF LOSS

5.1 All Risk of Loss of the Property. All risk of loss of the Property, whether it be by casualty loss such as, by way of example, fire or sinkhole, or by condemnation, and the loss therefrom, prior to Closing is assumed by Seller. In the event of any such loss or damage to the Property, Buyer, at its option, may elect to terminate this Agreement and shall notify Escrow Agent to return the Deposit to Buyer and this Agreement shall thereafter terminate, or Buyer may elect to close the transaction in which case it shall be entitled to all insurance proceeds and/or condemnation awards, if any.

VI. PROVISIONS WITH RESPECT TO DEFAULT

6.1 Default by Seller. In the event Seller fails to comply with any of its obligations or conditions hereunder for any reason except for (i) any permissible reasons set forth herein, or (ii) Buyer’s default, Buyer shall have the right to (i) cancel this Agreement and receive the return of the balance of the Deposit, or (ii) seek the specific performance of this Agreement. It is expressly provided, however, that Buyer shall provide Seller with written notice of any default hereunder which notice shall provide Seller with a ten (10) day grace period within which to cure any default of which notice has been given or such longer period of time as is reasonably necessary to cure the default if the nature of the default is such that it cannot be cured within the ten (10) day grace period and Seller is diligently and continuously prosecuting such cure to completion but, in no event, longer than twenty (20) days; provided, however, that notwithstanding the foregoing there shall be no notice requirement or curative opportunity in the event the default is a failure by Seller to close the transaction contemplated by this Agreement on the Closing Date. Notwithstanding anything in this Section 6.1 or in this Agreement, the foregoing provisions of this Section shall not limit Buyer’s right to seek damages against Seller in the event of (i) a willful and knowing breach or misrepresentation by Seller of the representations and warranties made by Seller in this Agreement and/or (ii) a willful bad-faith refusal by Seller to close the transaction contemplated by this Agreement in strict accordance with the terms and conditions.

It is expressly acknowledged by Seller that Buyer, in its sole and absolute discretion, may elect to waive any and all defaults by Seller hereunder and proceed to Closing.

6.2 Default by Buyer. In the event Buyer should fail to consummate the transaction contemplated herein for any reason except for (i) any permissible reasons set forth herein, or (ii) Seller’s default, Seller, as its sole and exclusive remedy, may demand Escrow Agent to pay the balance of the Deposit to Seller, such sum being agreed upon as liquidated damages for the failure of Buyer to perform the duties, liabilities and obligations imposed upon it by the terms and provisions of this Agreement and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages, and no other damages, rights or remedies shall in any case be collectible, enforceable or available to Seller other than as provided in this Section. Seller agrees to accept and take the balance of the Deposit as its total damages and relief hereunder in such event. It is the express intent of this Section that there shall be no personal liability whatsoever on the part of Buyer under this Agreement. It is further understood and agreed that, in the event of such a default by Buyer, the Work referenced in Section 1.7 shall belong solely to Seller.

In the event any portion of the Deposit has been used to pay the Expenses, Buyer shall be liable to pay the balance of the Deposit to Seller so that the amount of the Deposit which Seller receives is in no way off-set by the amount of Expenses that may have been paid as a result of the Work to either the Engineer or the Surveyor, or both.

It is expressly provided, however, that Seller shall provide Buyer with written notice of any default hereunder, which notice shall provide Buyer with a ten (10) day grace period within which to cure any default of which notice has been given or such longer period of time as is reasonably necessary to cure the default if the nature of the default is such that it cannot be cured within the ten (10) day grace period and Buyer is diligently and continuously prosecuting such cure to completion but, in no event, longer than twenty (20) days; provided, however, that notwithstanding the foregoing there shall be no notice requirement or curative opportunity in the event the default is a failure by Buyer to close the transaction contemplated by this Agreement on the Closing Date.

6.3 Attorneys’ Fees and Costs. In the event of any litigation between the parties arising out of this Agreement or the collection of any funds due Buyer or Seller pursuant to this Agreement, the prevailing party shall be entitled to recover all reasonable costs incurred, including without limitation reasonable attorneys’ and paralegals’ fees and costs, whether such fees and costs are incurred at trial, on appeal or in any bankruptcy or post-judgment proceeding. The provisions of this section shall survive the Closing or earlier termination of this Agreement.

VII. BROKERAGE COMMISSIONS

7.1 Real Estate Brokers. Seller and Buyer warrant each to the other that they have not dealt with any real estate broker or salesperson with regards to this transaction. Seller agrees to indemnify and hold Buyer harmless from any and all commissions claimed by any broker or third-party arising by virtue of this transaction whose commissions might legally arise from acts of Seller. Buyer agrees to hold Seller harmless from any and all commissions claimed by any broker or third-party arising by virtue of this transaction whose commissions might legally arise from acts of Buyer.

VIII. ESCROW

8.1 Escrow Agent and Escrow Procedure. Escrow Agent, by acceptance of the Deposit delivered by Buyer hereunder, agrees to hold the Deposit and to deliver the same only in accordance with the terms and conditions of this Agreement. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damage, losses or expenses, except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to due execution and the validity and effectiveness of its provisions but also as to the trust and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons to conform with the provisions of this Agreement.

If, at any time during this Agreement, demand for the Deposit is made to Escrow Agent by a party to this Agreement (the “Demanding Party”), a copy of such demand shall be delivered to the other party (the “Responding Party”), and the Responding Party shall then have five (5) business days within which to deliver notice to Escrow Agent that it either consents to the delivery of the Deposit to the Demanding Party or in good faith objects to such delivery. In the event that no such responsive notice is delivered within the time frames by the Responding Party, Escrow Agent shall be authorized to deliver the Deposit to the Demanding Party without any authorization to do so from the Responding Party. Under no circumstances shall Escrow Agent return any portion of the Deposit to Buyer without satisfactory evidence that all of the Expenses have been fully paid by Buyer.

If Escrow Agent shall have received an objection to the disbursement of the Deposit from the Responding Party within the time frame herein prescribed, Escrow Agent shall: (1) continue to hold the Deposit until Escrow Agent receives written notice from both Seller and Buyer directing the disbursement of the Deposit in accordance with such direction or until a judgment of a court of competent jurisdiction shall determine the rights of the parties hereto; or (2) upon demand of either Seller or Buyer, or upon its own initiative, place the Deposit with the appropriate court for Brevard County, Florida, and commence an action for interpleader, the costs thereof to be borne by whichever of Seller or Buyer is determined to not be entitled to the Deposit whereupon after notifying all parties concerned with such action and paying all costs imposed by the Clerk as a result of such deposit, all liability on the part of Escrow Agent shall terminate.

In any litigation arising under this Agreement, it is agreed that the non-prevailing party shall indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including without limitation, costs of investigation and attorneys’ fees which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder and including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof, except for matters arising out of the gross negligence or willful malfeasance of Escrow Agent.

Buyer and Seller hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including without limitation, costs of investigation and legal counsel fees which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder and including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof, except for matters arising out of the gross negligence or willful malfeasance of Escrow Agent.

8.2 Representation of Buyer. It is expressly understood that Escrow Agent represents Buyer in connection with this transaction. In the event of any disputes as to which party is entitled to the Deposit or in the event any disagreement shall arise as a result of this Agreement or the transaction contemplated hereby, Escrow Agent shall not be excluded from representing Buyer by virtue of its serving as Escrow Agent pursuant to this Agreement. Seller shall not object to, or request a disqualification of, Escrow Agent, as counsel for Buyer.

IX. OTHER CONTRACTUAL PROVISIONS

9.1 Notices. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be (notwithstanding lack of actual receipt by the addressee) (i) upon hand delivery, (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, (iii) one (1) business day after having been deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Airborne), or (iv) upon delivery of a facsimile transmission which is confirmed on the sender’s facsimile machine as having been sent to the recipient at the proper telecopy number, addressed to the party to whom notice is intended to be given at the address set forth below:

Seller:	Gary Coppola 7035 S. Highway A1A Melbourne Beach, Florida 32951 Telephone No. (321) 728-4311 Facsimile No. (860) 525-0735

Buyer:

Asset Investors Operating Partnership L.P.

c/o American Land Lease, Inc.

29399 U.S. Highway 19 N., Suite 320

Clearwater, Florida 33761

Attn: Shannon E. Smith

Telephone No. (800) 826-6069

Facsimile No. (727) 725-4391

With a courtesy copy to:

Hill, Ward & Henderson, P.A.

Bank of America Plaza, Suite 3700

101 East Kennedy Boulevard

Tampa, Florida 33602

Attn: Thomas N. Henderson, III, Esq.

Telephone No. (813) 221-3900

Facsimile No. (813) 221-2900

Escrow Agent:

Hill, Ward & Henderson, P.A.

Bank of America Plaza, Suite 3700

101 East Kennedy Boulevard

Tampa, Florida 33602

Attn: Thomas N. Henderson, III, Esq.

Telephone No. (813) 221-3900

Facsimile No. (813) 221-2900

The failure by any party to deliver a courtesy copy as referenced above shall not constitute a default under the terms of this Agreement nor shall it create a defect in any notice which is otherwise properly given. Furthermore, it is agreed that, if any party hereto is represented by legal counsel, such legal counsel is authorized to deliver written notice directly to the other party or its counsel on behalf of his or her client, and the same shall be deemed proper notice hereunder if delivered in the manner hereinabove specified.

Any party hereto may, at any time by giving ten (10) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given and other parties to whom copies of all notices hereunder shall be sent.

9.2 Entire Agreement. This Agreement embodies and constitutes the entire understanding among the parties with respect to the transaction contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

9.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any litigation between Buyer and Seller shall be commenced in a court of competent jurisdiction in Brevard County, Florida, and both Buyer and Seller waive venue outside such county.

9.4 Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

9.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Seller acknowledges that Buyer intends to assign all of its right, title and interest in and to this Agreement to Crystal Bay, L.L.C., a Delaware limited liability company.

9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

9.7 Interpretation. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter and vice versa. The titles of paragraphs, sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

9.8 Severability. In case any one or more of the provisions contained in the Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect or as applied to any circumstances, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the effect thereof as otherwise applied, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.9 Time. Should any period of time specified herein end on a Saturday, Sunday or national banking holiday, the period of time shall automatically be extended to 5:00 P.M. of the next full business day. For purposes of this Agreement, a “business day” as used herein shall mean any day which is not a Saturday, Sunday or a national banking holiday recognized in Brevard County, Florida.

Whenever this Agreement makes reference to a time period which begins on or lasts for a time “from”, “following” or “after” a certain date, it is expressly understood and agreed that the words “from”, “following” and “after” do not imply or impute the word “including” so that no such time frames shall include such date.

9.10 No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

9.11 Effective Date. The “Effective Date” for this Agreement shall be the date that this Agreement is last signed by Seller or Buyer, as evidenced by the date set forth below each of their signatures hereto. Both Buyer and Seller agree that they will furnish each other, by facsimile transmission, with a copy of the execution page of this Agreement on the same day that it is signed by each of them.

9.12 United States Treasury Regulations - Foreign Corporations. Seller represents to Buyer that Seller is not a “foreign person,” as such term is defined in Section 1.897-l(k), United States Treasury Regulations, and that, accordingly, the transactions contemplated in this Agreement are not subject to the withholding requirements imposed by Section 1445 of the United States Internal Revenue Code of 1954, as amended (the “Code”). At the Closing, Seller agrees to execute and deliver to Buyer such certifications as Buyer’s counsel and Title Company may request in order to insure that Seller and Buyer have complied with the requirements of Section 1445 of the Code. In the event Seller fails to execute and deliver the requested certifications, or in the event Seller otherwise fails to establish that the transaction is not subject to the withholding requirements of said Section 1445, Buyer is hereby authorized to deduct and withhold a tax equal to ten percent (10%) of the amount realized by Seller or such lesser amount which may be established by agreement with the United States Internal Revenue Service (the “I.R.S.”) and to remit such tax directly to the I.R.S.

9.13 IRS Reporting Requirements. Seller and Buyer acknowledge and agree that Section 6045(e) of the Internal Revenue Code of 1986 requires that notice of the sale and purchase of the Property described in this Agreement be provided to the Internal Revenue Service (herein “IRS”) by preparation of and filing with the IRS of IRS Form 1099-S; and further, Seller and Buyer agree to furnish and provide to the Title Company any and all information that the Title Company may require in order for the Title Company to (a) comply with all instructions to the IRS Form 1099-S in the preparation thereof, and (b) prepare and timely file with the IRS said IRS Form 1099-S with respect to this transaction.

9.14 Adequate Consideration. Buyer and Seller hereto acknowledge that Buyer will expend material sums of money in reliance on Seller’s obligations under this Agreement in connection with negotiating and executing this Agreement, furnishing the Deposit contemplated hereby, conducting its Test and Studies and preparing for the Closing. As a consequence of the foregoing, the parties acknowledge and agree that adequate consideration exists to support Seller’s obligations under this Agreement even though Buyer is afforded the Investigation Period as provided in Section 1.4 above.

9.15 Construction of Terms. This Agreement shall not be construed more strictly against one party than against the other by virtue of the fact that initial drafts may have been prepared by legal counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of extensive negotiations between the parties hereto and that both parties hereto have contributed substantially and materially to the final preparation of this Agreement.

9.16 Authority of Parties. Seller and Buyer represent to each other that each has full power and authority to enter into and perform this Agreement, all related instruments and the documentation contemplated hereby in accordance with their respective terms and that the delivery and performance of this Agreement, all related instruments and the documentation contemplated hereby have been duly authorized by all necessary action.

9.17 Jury Trial Waiver. Seller and Buyer each knowingly, voluntarily and intentionally waive any right to which either of them may have to a trial by jury with respect to any litigation or legal proceeding based upon or arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement including, by way of example but not limitation, any course of conduct, course of dealings, verbal or written statements or acts or omissions of either party which in any way relate to this Agreement. Furthermore, Seller and Buyer agree that they will not seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot or has not been waived. Seller and Buyer have specifically discussed and negotiated for this waiver and understand the legal consequences of it.

9.18 Execution of Documents. Each party covenants and agrees that it will at any time and from time to time do such acts and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such documents as may be reasonably requested by the parties or the title insurance company issuing the Title Commitment or that may be necessary to carry out fully and effectuate the transaction herein contemplated and to convey good and insurable title to the Property. Without limiting the generality of the foregoing, Seller specifically agrees that it will, both during the term of this Agreement and subsequent to Closing, cooperate with Buyer in connection with the transfer and re-issuance of the Permits in Buyer’s name and with respect to any and all other matters relating to the Property, and Buyer’s development thereof, which Buyer may reasonably request.

9.19 Survival. Notwithstanding any references contained in this Agreement to the effect that, upon a termination of this Agreement, this Agreement shall be null and void and that the parties hereto shall thereafter have no further rights or obligations hereunder, all agreements on the part of one party to indemnify the other party shall survive any such termination of this Agreement and shall be continuing obligations after such termination hereof. Furthermore, the provisions of all sections of this Agreement (including, but not limited to any and all representations and warranties set forth herein) that, from their sense and context are intended to survive the Closing or termination of this Agreement in order for them to be effectual and have the meaning intended by the parties, shall so survive and shall not be merged in to the deed of conveyance or any other Closing document from Seller to Buyer at Closing, irregardless of whether a specific provision to this effect has heretofore been incorporated into this Agreement.

9.20 Relationship. Seller and Buyer hereby agree that their relationship is solely that of contract vendor and contract vendee, respectively, and that there is absolutely no intent to create in any way a joint venture, partnership or any other relationship between them as a result of this Agreement.

9.21 Exclusive Negotiations. During the pendency of this Agreement, Seller covenants and agrees that it will deal exclusively with Buyer in connection with the sale and acquisition of the Property and that it will not negotiate for or enter into any so-called “back-up” letters of intent or purchase and sale agreements in any way relating to or involving the Property.

9.22 Approvals. Whenever this Agreement requires the approval or consent of Buyer or states that an act, item or matter must be to Buyer’s satisfaction or that it must be acceptable to Buyer, it is expressly understood that any such satisfaction, approval, consent or acceptance shall be in Buyer’s sole and absolute discretion and that it may be withheld by Buyer for any reason or for no reason.

9.23 Radon Gas Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health department.

9.24 Short-Form Contract. Provided that this Agreement is not otherwise terminated by Buyer during the Investigation Period, Seller agrees, at Buyer’s election and following the conclusion of the Investigation Period, to promptly execute and deliver to Buyer a short-form contract evidencing Buyer’s right to acquire the Property pursuant to the terms of this Agreement (the “Short-Form Contract”). Buyer shall have the right to record the Short-Form Contract in the Public Records of Brevard County, Florida, at its sole cost and expense. Concurrently with the delivery of the Short-Form Contract by Seller to Buyer, Buyer will deliver to Escrow Agent a termination agreement relating to the Short-Form Contract which shall be in form and substance sufficient to eliminate the Short-Form Contract as a matter of public record in the Public Records of Brevard County, Florida (the “Termination Agreement”). The Termination Agreement shall be delivered to Escrow Agent pursuant to written instructions from Buyer to Escrow Agent which shall authorize Escrow Agent to record the Termination Agreement if and when it is determined that this Agreement is terminated and that Buyer’s rights and privileges hereunder are no longer in force and effect.

9.25 Facsimile Copies. Copies of this Agreement and the signatures thereon shall have the same force and effect as if the same were original documents. Facsimile signatures are acceptable and shall be deemed to be original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

/s/ Fred Brown		/s/ Gary Coppola (Seal)
Name:	FRED BROWN	GARY COPPOLA
(Print or Type)

/s/ Paula Veilleux Coppola
Name:	Paula Veilleux Coppola	Date of Execution: December 2, 2004
(Print or Type)
“SELLER”

ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

/s/ Robert G Blatz		By:	AMERICAN LAND LEASE, INC.,
Name:	ROBERT G BLATZ		a Delaware corporation,
	(Print or Type Name)		its sole General Partner

/s/ Merrilyn Lovelady			By:	/s/ Shannon E. Smith
Name:	Merrilyn Lovelady			Shannon E. Smith
	(Print or Type Name)			Chief Financial Officer and Secretary

(Corporate Seal)

Date of Execution: December 3, 2004

“BUYER”

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and altered into to be effective as of the 6th day of January 2005, by and between GARY COPPOLA (“Seller”), and ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of December 3, 2004 (hereinafter referred to as the “Contract”), in which Seller has agreed to sell, and Buyer has contracted to acquire, certain Property located in Brevard County, Florida, as more particularly described therein; and

WHEREAS, Seller and Buyer desire to modify the terms and conditions of the Contract in accordance with the terms of this First Amendment

NOW, THEREFORE, in consideration of the sum of Ten and No/l00ths Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein by reference.

2. All capitalized terms used herein shall have the same meaning ascribed thereto in the Contract unless otherwise defined in this First Amendment.

3. The Purchase Price referenced in the 1st sentence of Section 1.3 of the Contract is increased to Thirteen Million Five Hundred Fifty-Four Thousand Four Hundred Seventy-Five and No/100ths Dollars ($13,554,475.00).

4. Seller and Buyer acknowledge that Escrow Agent is currently holding $125,000.00 of the Deposit in a special interest-bearing account at Bank of America (the “Deposit Account”) and that an additional $25,000.00 of the Deposit funds heretofore remitted to Escrow Agent by Buyer has been delivered directly to Seller pursuant to Section 1.2 of the Contract. Seller and Buyer hereby direct Escrow Agent to deliver an additional $54,475.00 from the Deposit Account to Seller promptly upon Escrow Agent’s receipt of a fully-executed copy of this First Amendment with the understanding that this additional money to be paid to Seller shall still be considered as part of the Deposit but shall no longer be held in trust by Escrow Agent.

5. The Closing Date referenced in the 2nd sentence of Section 1.5 of the Contract is extended to and including January 18, 2005.

6. This First Amendment is expressly contingent upon Seller securing a fully- executed First Amendment to Agreement with Signature Quality Homes, Inc., and Anita Cragg, individually and as Trustee, extending the Closing Date of that certain Agreement of Buyer with them to and including January 18, 2005.

7. Seller and Buyer ratify and confirm all terms, conditions and provisions of the Contract and agree that, except to the extent as specifically changed and modified by this First Amendment, the Contract shall remain unchanged, unmodified and unaffected in each and every respect and in full force and effect.

8. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

9. Facsimile copies of this First Amendment and the signatures thereon shall have the same force and effect as if the same were original.

IN WITNESS WHEREOF, Seller and Buyer have caused this First Amendment to be executed effective as of the day and year first above written.

WITNESSES:

/s/ Fred Brown		/s/ Gary Coppola (Seal)
Name:	FRED BROWN	GARY COPPOLA
(Print or Type)
“SELLER”

/s/ Paula Veilleux Coppola
Name:	Paula Veilleux Coppola
(Print or Type)

2

ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
/s/ Todd Sakow		By:	AMERICAN LAND LEASE, INC.,
Name:	Todd Sakow		a Delaware corporation,
	(Print or Type Name)		its sole General Partner

/s/ Merrilyn Lovelady			By:	/s/ Shannon E. Smith
Name:	Merrilyn Lovelady			Shannon E. Smith
	(Print or Type Name)			Chief Financial Officer and Secretary

(Corporate Seal)

“BUYER”

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SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Second Amendment”) is made and entered into to be effective as of the 18th day of January 2005, by and between GARY COPPOLA (“Seller”), and ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).

W I T N E S S T H:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of December 3, 2004, as amended by First Amendment to Purchase and Sale Agreement dated January 6, 2005 (the “First Amendment”) (the aforesaid Purchase and Sale Agreement and the First Amendment being hereinafter referred to, collectively, as the “Contract”), in which Seller has agreed to sell, and Buyer has contracted to acquire, certain Property located in Brevard County, Florida, as more particularly described therein; and

WHEREAS, Seller and Buyer desire to modify the terms and conditions of the Contract in accordance with the terms of this Second Amendment.

NOW, THEREFORE, in consideration of the sum of Ten and No/l00ths Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein by reference.

2. All capitalized terms used herein shall have the same meaning ascribed thereto in the Contract unless otherwise defined in this Second Amendment.

3. The Purchase Price referenced in the 1st sentence of Section 1.3 of the Contract is increased to Thirteen Million Eight Hundred Four Thousand Four Hundred Seventy-Five and No/l00ths Dollars ($13,804,475.00).

4. Seller and Buyer acknowledge that (A) the total Deposit paid to date by Buyer is $150,000.00, (B) Escrow Agent is currently holding $70,525.00 of the Deposit in a trust account at Bank of America (the “Deposit Account”) and (C) an additional $79,475.00 of the Deposit funds heretofore remitted to Escrow Agent by Buyer has been delivered directly to Seller pursuant to the terms of the Contract. Seller and Buyer hereby direct Escrow Agent to deliver an additional $ 150,000 from the Deposit Account to Seller promptly upon Escrow Agent’s receipt of a fully-executed copy of this Second Amendment and the Second Amendment referenced in Paragraph 8 hereof with the understanding that this additional money to be paid to Seller shall still be considered as part of the Deposit but shall no longer be held in trust by Escrow Agent.

5. In addition to the $150,000.00 Deposit which has heretofore been paid by Buyer, Buyer shall remit an additional Deposit of $600,000.00 directly to Escrow Agent promptly upon Buyer’s being furnished with a fully-executed copy of this Second Amendment (the “Additional Deposit”)

Today, Wachovia Bank, N. A, (“Wachovia”) has issued for the benefit of Buyer its Term Sheet dated January 18, 2005, a copy of which is attached hereto as Exhibit A (the “Term Sheet”). Notwithstanding anything contained in the Contract to the contrary, it is expressly understood and agreed that if for any reason whatsoever Wachovia rails to furnish financing to Buyer in accordance with the Term Sheet on terms and conditions which are satisfactory to Buyer, in the exercise of Buyer’s sole and absolute discretion, the entire Additional Deposit shall be returned to Buyer promptly upon demand by Buyer.

6. The Closing Date referenced in the 2nd sentence of Section 1.5 of the Contract is extended to and including February 4, 2005, time being of the essence. Without limiting the generality of Paragraph 7 below, Buyer expressly confirms and ratifies the last two (2) paragraphs of Section 1.7 of the Contract.

7. As of the date of this Second Amendment, Buyer acknowledges that Seller has properly performed all of its obligations under the Contract which are required of it by the Contract to date and that Buyer has approved the status of the Title Commitment and the Survey in the manner in which the same exists as of the date hereof.

8. This Second Amendment is expressly contingent upon Seller securing a fully- executed Second Amendment to Agreement with Signature Quality Homes, Inc., and Anita Cragg, individually and as Trustee, extending the Closing Date of that certain Agreement of Buyer with them to and including February 4, 2005.

9. Seller and Buyer ratify and confirm all terms, conditions and provisions of the Contract and agree that, except to the extent as specifically changed and modified by this Second Amendment, the Contract shall remain unchanged, unmodified and unaffected in each and every respect and in full force and effect.

10. This Second Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

11. Facsimile copies of this Second Amendment and the signatures thereon shall have the same force and effect as if the same were original.

[Signature Lines Follow on the Next Page]

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IN WITNESS WHEREOF, Seller and Buyer have caused this Second Amendment to be executed effective as of the day and year first above written.

WITNESSES:

/s/ Fred Brown		/s/ Gary Coppola (Seal)
Name:	Fred Brown	GARY COPPOLA
(Print or Type)

/s/ Pamela S Frost				“SELLER”
Name:	PAMELA FROST
(Print or Type)

ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

/s/ Todd Sakow		By:	AMERICAN LAND LEASE, INC.,
Name:	TODD SAKOW		a Delaware corporation,
	(Print or Type Name)		its sole General Partner

/s/ Merrilyn K. Lovelady			By:	/s/ Shannon E. Smith
Name:	Merrilyn K Lovelady			Shannon E. Smith
	(Print or Type Name)			Chief Financial Officer and Secretary

(Corporate Seal)

“BUYER”

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